Exhibit 23.3

November 14, 2024

VIA EDGAR

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Solaris Resources Inc. (the “Company”)
Form S-8 - Consent of Expert

In connection with the Company’s registration statement on Form S-8 (the “Registration Statement”), I, Jorge Fierro, M.Sc., DIC, PG, Vice President Exploration of the Company and a “qualified person”, as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects, hereby consent to the use of my name in connection with references to my involvement in the preparation of certain technical information in the Registration Statement, including the documents incorporated therein by reference, to references to such technical information in the Registration Statement, including the documents incorporated therein by reference, and to the inclusion of such technical information in the Registration Statement, including the documents incorporated therein by reference.

Yours truly,

/s/ Jorge Fierro
Jorge Fierro, M.Sc., DIC, PG